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                                                             EXHIBIT 99.06

                                   AFFIDAVIT

                     SANDERS CONFECTIONERY PRODUCTS, INC.

                              REPORT OF CHAIRMAN

                                 April 9, 1997

        The undersigned being first duly sworn deposes and says as follows:

        1.      My name is John M. Sanders

        2. I am Chairman of the Board of Directors of Sanders Confectionery Products, Inc. ("S.C.P.") and as such I chaired the Special Meeting of Shareholders of S.C.P. (the "Meeting") on April 9, 1997.

        3. Based on the report of Inspector of the Meeting, 48,889,022 shares of common stock of S.C.P. were outstanding of record on February 12, 1997. Of that number, 27,624,922 shares were present at the meeting in person and by proxy. 27,610,502 shares of common stock were voted for the arrangement and reorganization (exchange of stock) transaction (the "Transaction") and 14,420 shares were voted against the Transaction. Since the vote in favor of the Transaction exceeded a majority of the Shareholders (35) owning 3/4 in value of the outstanding shares of record of S.C.P. in February 12, 1997, the proposal passed.

                IN WITNESS WHEREOF, I hereby set my hand on behalf of S.P. on this 14th day of April, 1997.

                                                /s/ John M. Sanders
                                                --------------------
                                                John M. Sanders
                                                Chairman


STATE OF MICHIGAN    )
                     )SS:
COUNTY OF OAKLAND    )

        Subscribed and sworn to before me on this 14 day of April, 1997

                                                /s/  Barbara J. Myhal
                                                ---------------------
                                                Notary Public
                                                Name: Barbara J. Myhal
                                                      ----------------
                                                My Commission expires 5/25/98
                                                County of Oakland